Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 24, 2014, relating to the consolidated financial statements of The Gap, Inc. and subsidiaries, and the effectiveness of The Gap Inc.’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of The Gap Inc. for the year ended February 1, 2014.
/s/ Deloitte & Touche LLP
San Francisco, California
December 8, 2014